Exhibit 99.1

SurveyMonkey Announces Executive Change

CFO Debbie Clifford Departing Company; Company Reiterates Q1 and FY 2021 Guidance

SAN MATEO, Calif. — February 25, 2021 — SurveyMonkey (Nasdaq: SVMK), a leader in agile software solutions for customer experience, market research, and survey feedback, today announced that Debbie Clifford, chief financial officer, will be leaving the company in March to become the chief financial officer at Autodesk.

Zander Lurie, chief executive officer, will serve as interim chief financial officer until a permanent successor is named. SurveyMonkey has initiated a search process for a permanent CFO.

“We always say SurveyMonkey is a place where the curious come to grow. For Debbie, returning to Autodesk, where she worked for 13 years, feels like going home. For us, it’s an opportunity to see one of our executives continue to thrive as CFO of a Fortune 1000 company. On behalf of our board of directors and management team, I thank her for her hard work and contributions,” said Lurie. “We remain confident in our ability to execute, based on the strength of our strategy, products, and team.”

“I am honored to have been a part of the SurveyMonkey team and wish the company continued success,” said Clifford. “We’ve built great depth and breadth in the finance team to support the company as it continues to move up-market across all three of its pillars.”

Today, SurveyMonkey is reiterating the first quarter and full year 2021 guidance it provided on February 11, 2021, as part of its fourth quarter and full year 2020 financial results announcement.

About SurveyMonkey

SurveyMonkey is a leader in agile software solutions for customer experience, market research, and survey feedback. The company’s platform empowers more than 20 million active users to analyze and act on feedback from employees, customers, website and app users, and market research respondents. SurveyMonkey’s products, enterprise solutions, and integrations enable more than 345,000 organizations to deliver better customer experiences, increase employee retention, and unlock growth and innovation. Ultimately, SurveyMonkey's vision is to raise the bar for human experiences by amplifying individual voices.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our business and financial outlook. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Annual Report on Form 10-K filed for the year ended December 31, 2020, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release is as of February 25, 2021, and we undertake no obligation to update this information.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@surveymonkey.com

Media Contact:

Sandra Gharib

pr@surveymonkey.com

Source: SVMK Inc.